UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On April 21, 2017, Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant”), and its wholly owned subsidiaries Bacterin International, Inc., a Nevada corporation, X-spine Systems, Inc., an Ohio corporation, and Xtant Medical, Inc., a Delaware corporation (together with Xtant, individually and collectively, jointly, and severally, “Borrower”), entered into a forbearance agreement (the “Forbearance Agreement”) with Silicon Valley Bank (“SVB”). Pursuant to the Forbearance Agreement, SVB agreed to forbear from exercising its rights and remedies under the Loan and Security Agreement, dated as of May 25, 2016, as amended by a certain First Loan Modification Agreement, dated as of August 12, 2016 (as amended, the “Loan Agreement”), with respect to certain defaults from the date of the Forbearance Agreement until the earliest to occur of (a) the occurrence of any Event of Default (as defined in the Loan Agreement), (b) the failure of Borrower to promptly perform under the Forbearance Agreement when required, or (c) April 30, 2017. The defaults consisted of Borrower’s failure to comply with the financial covenant that Borrower deliver an unqualified opinion from an independent certified public accounting firm on the annual financial statements of Borrower for the fiscal year ended December 31, 2016, and the incurrence of cross-defaults under other debt arrangements (all of which have been waived).

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03         Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement, dated April 21, 2017, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Forbearance Agreement, dated April 21, 2017, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank.